Exhibit 10.13

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is entered into as of August 11, 2025 (the “Effective Date”) by and between FMW Media Works LLC, (the “Consultant”), a Wyoming limited liability company with a business address at 1309 Coffeen Avenue, Suite 2279, Sheridan, WY 82801 and Laser Photonics (the “Company”) located at 250 Technology Park, Lake Mary, Florida 32746.

A.	Consultant is an independent consulting firm providing business consulting services to private and publicly held companies; and

B.	Company desires Consultant to perform, and Consultant desires to perform, certain business development, and general consulting services for Company as more particularly described below and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound hereby, agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties:

1. PERFORMANCE OF SERVICES

1.1.	Performance of Services. Consultant agrees to perform the services (the “Services”) and provide the deliverables (the “Deliverables”) set forth in Appendix “A” attached hereto commencing on the Effective Date and continuing through (the “Term”) unless this Agreement is earlier terminated, or renewed, pursuant to Section 7 below.
1.2.	Additional Services. If Company requires additional services from Consultant, the parties agree to negotiate and agree in writing the terms and conditions applicable to such additional services (the “Additional Services”), including and without limitation, if applicable, any deliverables, specifications, payment, and delivery schedules relating thereto.
1.3.	Cooperation by Company. Upon the reasonable request by Consultant, Company shall provide Consultant such support, cooperation, information, and materials as are reasonably necessary for Consultant to perform the Services. Notwithstanding anything in this Agreement to the contrary, Company agrees and acknowledges that Consultant shall not be responsible for any delay or failure to the extent caused by Company in providing to Consultant such support, cooperation, information and/or materials.

COMPANY AND CONSULTANT ACKNOWLEDGE THAT CONSULTANT IS NOT A LICENSED OR UNLICENSED: BROKER/DEALER, INVESTMENT BANK, OR INVESTMENT ADVISOR. CONSULTANT CANNOT AND WILL NOT ACT AS AN ‘ADVISOR’ TO COMPANY OR ANY OTHER PARTY WITH REGARD TO A FINANCIAL TRANSACTION, FUNDING OR OFFERING, MERGER, ACQUISITION, OR NEGOTIATION INVOLVING THE FINANCING, PURCHASE OR SALE OF SECURITIES OR ANY OTHER ACTIVITY REGULATED UNDER THE LAWS, RULES AND STATUTES GOVERNING SUCH ACTIVITIES IN THE UNITED STATES AND ANY OF ITS TERRITORIES.

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CONSULTANT’S AUTHORIZED ACTIVITIES AND RESPONSIBILITIES UNDER THIS AGREEMENT ARE LIMITED TO THOSE REFERRED TO IN APPENDIX “A” TO THIS AGREEMENT.

COMPANY AGREES AND ACKNOWLEDGES THAT CONSULTANT PROVIDES NO LEGAL OR SECURITIES LAW COMPLIANCE SERVICES, AND THAT THE SERVICES DO NOT INCLUDE LEGAL REVIEW, COMPLIANCE REVIEW, OR DRAFTING, REVISION, OR MODIFICATION OF ANY CONTRACT, AGREEMENT, OR OTHER LEGAL DOCUMENT. COMPANY AGREES THAT NOTHING IN THIS AGREEMENT FORMS AN ATTORNEY-CLIENT RELATIONSHIP BETWEEN THE COMPANY AND CONSULTANT.

2. COMPENSATION

2.1	Compensation. As compensation for the Services to be provided by Consultant to Company pursuant to this Agreement, Company shall pay a monthly fee of twelve thousand five hundred dollars (USD $12,500) to the Consultant (each a “Monthly Fee”). Upon signing, Company shall pay Consultant the Monthly Fee prior to an interview. Beginning November, 2025, and for the remaining term, Company may remit monthly payment upon new interviews filmed. Additionally, Client agrees to issue 130,000 shares of its rule 144 restricted stock to FMW Media Works LLC due and earned upon signing.

2.2	Service Required. Company may access the Services at will, subject to Consultant’s reasonable scheduling limitations. Company may request a status update from Consultant regarding completed services, prospective services, and Consultant’s progress in providing the services outlined in Appendix “A”. Consultant shall exercise its best efforts in rendering its services to Company and agrees to provide information regarding its performance to Company from time to time upon request.

3. OWNERSHIP OF WORK PRODUCT AND CONFIDENTIALITY

3.1	Mutual Agreement Not to Disclose. The confidentiality terms of this Agreement shall be considered mutual; therefore, both Parties shall be prohibited from disclosing Confidential Information that is or has been shared by the other party. Unless otherwise stated herein, no provision of this Agreement shall be applied unilaterally.

3.2	Confidential Information. For the purposes of this Agreement, “Confidential Information” shall include without limitation: documents, records, data (whether verbal, electronic or written), drawings, models, apparatus, sketches, designs, schedules, product plans, marketing plans, technical procedures, manufacturing processes, analyses, compilations, studies, software, prototypes, samples, formulas, methodologies, formulations, product developments, patents or applications, experimental results, specifications and other business information, relating to the party’s business, assets, operations or contracts, furnished to the other party and/or the other party’s affiliates, employees, officers, owners, agents, consultants or representatives, in the course of their work contemplated in this Agreement, which has been expressly designated as confidential or proprietary, or should reasonably be understood to be confidential or proprietary, including without limitation, Company Materials (the “Confidential Information”). Confidential Information includes any and all work product, studies, and other materials prepared by or otherwise in the possession or control of the other party, which contain, include, refer to, or otherwise reflect or are generated from any Confidential Information. For the purposes of this Agreement, Confidential Information does not include information generally available to the public other than through a breach of this or any other non-disclosure agreement, verifiably developed independent of any information provided hereunder, or in the possession of the receiving party prior to the execution of this Agreement.

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3.3	Confidentiality Obligations. The obligations of the Parties shall be to always hold and maintain the Confidential Information in the strictest of confidence and to their agents, employees, representatives, affiliates, and any other individual or entity that is on a “need to know” basis. If any such Confidential Information shall reach a non-signatory third party, or otherwise becomes public, all liability will be on the party that is responsible for such release. Neither party shall, without the prior written consent of the other party, publish, copy, or use the Confidential Information for their sole benefit. If requested, either party shall be bound to return any and all materials to the disclosing party as soon as is reasonably possible. Nothing in this Agreement shall prohibit such disclosure as may be required under law or legal process, and/or to any federal, state, or local government agency, provided that the other party shall be provided with prompt prior written notice of any such required disclosure so that it may seek an appropriate protective order, waiver of compliance, or other arrangements to minimize disclosure of its Confidential Information. If legally required to disclose Confidential Information, disclosure may be made only as to that portion thereof which the compelled party is legally required to disclose, and such party will exercise its best efforts to secure confidential treatment of such Confidential Information. Confidential Information may be disclosed to a party’s directors, officers, employees, subsidiaries, auditors and advisors (its “Representatives”) having a need to know such information, provided that they are bound by nondisclosure obligations no less restrictive than as set forth herein, and such party shall be liable to other party for any breach of this Agreement by any of such Representatives.

3.4	Ownership. Company and its licensors shall retain ownership of all intellectual property rights in information, data, equipment, software, documents and any other materials or information owned by or licensed to Company that are provided to the Consultant by or on behalf of Company or are used by the Consultant in connection with the provision of the Services (the “Company Materials”). All intellectual property rights arising from or in connection with the Services, the Deliverables or otherwise pursuant to the terms of this Agreement shall be owned solely and exclusively by Company. Consultant irrevocably and unconditionally assigns with full title guarantee (and by way of present assignment of future intellectual property rights) to Company all intellectual property rights in and to the Deliverables and/or arising from or in connection with the Services for the full duration of such rights throughout the world, including any extensions, reversions and renewals of them. Except to the extent that such waiver is prohibited by law, the Consultant waives, and shall procure that all relevant third parties (including any Consultant subcontractors) shall waive, all moral rights in any material so assigned to which it is now or may in future be entitled under any law in any jurisdiction. Consultant shall, and shall procure that all relevant third parties shall, promptly on request execute any and all documents or deeds as Company requires from time to time for the purpose of securing all right, title and interest in and to the Intellectual property rights assigned to Company hereunder. Company grants to the Consultant a non-exclusive, non-transferable, non-sublicensable, fully paid-up license to use the Company Materials to the extent such use is solely and strictly necessary for the Consultant to perform the Services and provide the Deliverables in accordance with this Agreement. Any and all rights not expressly granted to the Consultant under this Agreement shall be reserved by Company. The Consultant agrees that it will not do anything which could infringe the intellectual property rights of Company. Consultant shall not make any representations or do any acts that may be taken to indicate that it has any right, title, intellectual property rights or interest in or to the ownership of the Deliverables produced under this Agreement for or on behalf of Company. The Consultant shall indemnify Company and its affiliates and keep them indemnified in full against all losses, damages, costs, expenses (including legal costs) awarded against or incurred by Company and/or its affiliates as a result of, or in connection with any claim brought against Company and/or its affiliates for actual or alleged infringement of intellectual property rights arising out of, or in connection with, the receipt and use of the Services and any material or deliverable provided as part of them.

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4. REPRESENTATIONS AND WARRANTIES

4.1	Limited Warranty. Consultant represents and warrants to Company that (a) Consultant has full power to enter into this Agreement and to perform its obligations hereunder, and (b) Consultant has not made and will not make any commitments or agreements inconsistent with this Agreement.

4.2	LIMITATION OF WARRANTIES. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY CONSULTANT WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CONSULTANT MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CONSULTANT EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS OR OTHERWISE, OR THAT THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) WILL BE FREE OF ERRORS (EXCEPT FOR ANY ERROR THAT RESULTS FROM CONSULTANT’S BAD FAITH, WILLFUL NEGLIGENCE OR UNTRUE STATEMENT NOT MADE IN RELIANCE UPON AND IN CONFORMITY WITH INFORMATION PROVIDED TO CONSULTANT BY COMPANY), AND CONSULTANT HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THIS SECTION 4.2 SHALL BE ENFORCEABLE TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

5. INDEMNIFICATION

5.1.	Indemnification by Consultant. Consultant shall indemnify, hold harmless and defend Company (and its directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys’ fees and costs) arising out of or relating to any claim, suit, action or proceeding to the extent based on any claim that the Services in the form provided to Company by Consultant infringe, misappropriate or violate any U.S. copyright or U.S. trade secret or any other intellectual property or other right of any third party or any applicable law rule or regulation, or that result from Consultant’s negligence, misconduct or fraud, or breach of Consultant’s representations, warranties, covenants or obligations in this Agreement.

5.2	No Partnership. Consultant and Company agree that nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent, or other authorized representative of Consultant, is a partner, affiliate, subsidiary, joint-venturer, agent, officer, or employee of Company.

5.3	Notice; Cooperation; Control. A party (“Indemnifying Party”) shall not be obligated to indemnify, hold harmless and defend the other party (“Indemnified Party’’) hereunder unless (and only to the extent) the Indemnified Party (a) promptly notifies the Indemnifying Party of any such claim, suit, action or proceeding for which indemnification is sought (provided that any failure to provide such notice shall not diminish the Indemnifying Party’s obligations under this Section 5 unless, and only to the extent that, the Indemnifying Party is materially prejudiced as a result of any such failure to provide such prompt notice); (b) provides reasonable cooperation to the Indemnifying Party at the Indemnifying Party’s expense; and (c) allows the Indemnifying Party to control the defense and any settlement of such claim, suit, action or proceeding, provided that: (i) the Indemnified Party may, at its option expense, participate and appear with the Indemnifying Party in such claim, suit, action or proceeding and (ii) neither party may settle any such claim, suit, action or proceeding without the other party’s prior written approval, not to be unreasonably withheld or delayed.

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[Section 6 omitted]

7. TERM AND TERMINATION

7.1	Term. Except as hereinafter provided, this Agreement shall commence on the Effective Date and, unless sooner terminated or renewed as provided in this Agreement, shall continue thereafter in full force and effect for 12 months. Notwithstanding the below Section 7.3, Consultant may terminate this Agreement immediately if: (a) Company fails to make when due any payments to Consultant under this Agreement, except in the case of a bona fide dispute as to amounts owed, and provided that Consultant notifies Company of the overdue payment and allows Company ten (10) days to cure such non-payment; or (b) if Company (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within ten (10) days after the institution thereof; or (v) if Company becomes the subject of a Federal, State, SEC or FINRA investigation into its business practices, accounting or officers and directors.

7.2	Renewal. The Parties may renew this Agreement on mutual agreement. Such renewal must be memorialized in writing executed by the parties at least fifteen (15) days prior to the end of the term and shall identify any modifications to the compensation and payment terms of this Agreement. If no such renewal is timely memorialized and executed, the Parties’ obligations pursuant to this Agreement shall be deemed completed and satisfied unless otherwise provided in this Agreement.

7.3	Termination by Company. Company may terminate the Agreement : (a) upon breach by Consultant of a material term of the Agreement, provided Company notifies Consultant of its breach and allows Consultant ten (10) days (the “Cure Period) to cure said breach, (b) immediately if Consultant (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within ten (10) days after the institution thereof; or (v) if Consultant becomes the subject of a Federal, State, SEC or FINRA investigation into its business practices, accounting or officers and directors. Company may terminate the Agreement for convenience at its sole discretion upon ten (10) days written notice to Consultant (“Permissive Termination”). In the event of a Permissive Termination, all payments issued pursuant to this agreement prior to Company’s written notice shall be deemed fully earned by Consultant. Following a Permissive Termination, Company shall have no further payment obligations to Consultant, and Consultant shall have no prospective obligations pursuant to this Agreement unless otherwise provided in this Agreement.

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7.4	Effect of Termination.

7.4.1	Termination of Rights and Obligations; Return of Property. Upon any termination of this Agreement, all obligations and rights hereunder, including without limitation, the license Company granted to Consultant to use the Company Materials, shall terminate except to the extent otherwise provided in this Agreement. Within ten (10) business days after any such termination of this Agreement, each party shall return to the other party, or destroy all copies or portions of, all the other party’s property. At either party’s request, the other party shall furnish to the requesting party an affidavit signed by an officer of the other party certifying that, to the best of its knowledge, such delivery or destruction has been fully affected, and verifying the party’s lack of access to any Confidential Information.

7.4.2	Waiver or Release. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party’s obligations under this Agreement. Neither party will be liable to the other for damages of any kind, which arise solely as a result of terminating this Agreement in accordance with its terms; and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

7.4.3	Survival. The provisions of Sections 3, 4, 5, and 7 (except as provided in Section 7.2) shall survive any termination of this Agreement.

8. GOVERNING LAW; VENUE

8.1	Choice of Law. This agreement is to be construed in accordance with and governed by the laws of the State of New York without regard for its choice of law rules.

8.2	Arbitration and Attorney’s Fees: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose and the resolution of any other claim hereunder, the parties hereto consent to the exclusive jurisdiction and venue of an appropriate court located in the County of New York. In the event litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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9. GENERAL PROVISIONS.

9.1	Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of all the other parties. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the forgoing, in the event of the merger, acquisition, reorganization or other business combination of either party to this Agreement into another entity during the term of this Agreement, the parties agree that this Agreement may be assigned (and shall not be subject to the consent of any party) to such new entity without addition or diminishment of such Agreement’s terms or conditions.

9.2	Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement between the parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and between the parties. No representation, statement, condition, or warranty not contained in such agreements will be binding on the parties or have any force or effect whatsoever.

9.3	Amendment. This Agreement may be amended or modified by written, executed agreement of the parties (including their permitted successors and or assignees). In the event Consultant seeks to modify the services outlined in Appendix A, it shall propose the requested revisions to Company in writing for Company’s consideration. In no event shall the Services outlined in Appendix A be modified without Company’s express written agreement signed by the parties.

9.4	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

9.5	Notice. Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery. Notice may also be provided by e-mail or other electronic transmission provided the recipient has furnished an email address to the other party for such purpose.

9.6	Counterparts. This Agreement may be executed in one or more original or digital counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the date hereof.

FOR COMPANY:	FOR CONSULTANT:

Laser Phototonics:	FMW Media Works LLC:

/s/ Wayne Tupuola	/s/ Vincent Caruso
Wayne Tupuola	Vincent Caruso
CEO	Managing Member

[Blank]

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APPENDIX “A”

Services and Corresponding Deliverables:

1. Biography Format TV Program Segment

Develop and broadcast a TV program segment exclusively featuring Laser Photonics, with fresh content released monthly. Conduct 12 in-depth interviews at the NYSE or via Zoom, highlighting your brand’s story and growth. Full in-house pre/post-production, lower thirds, and closed captioning.

2. FOX Business Network Broadcast

Feature 12 interviews (one per month) on FOX Business Network, reaching 95.2M households across the U.S.

3. Bloomberg TV Broadcast

Broadcast the same 12 interviews (one per month) on Bloomberg TV, expanding your reach to 124M households nationwide.

4. Monthly Commercial Spots

60 commercial spots (15-sec & 30-sec formats) per month, promoting Laser Phototonics during New to The Street programming.

5. Press Releases

24 monthly press releases announcing interview air dates, topics, and coverage, ensuring maximum visibility.

6. Online Visibility

12-month archival on www.newtothestreet.com, ensuring lasting SEO-optimized exposure.

7. Social Media Support

12 months of dedicated FMW social media support to amplify brand engagement.

8. TV Network Reports

Monthly NYSE reports derived from your interviews, featured on FOX, ABC, NBC, and CBS Morning & Evening Business News.

9. Bloomberg Commercials

50 Bloomberg 30-second commercials per quarter (starting month 2) to maximize brand awareness.

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10. Reuters 42nd Street Billboard Rotations

15-second digital ad placements on the Reuters 42nd Street Billboard for one week per month.

11. YouTube Placement & Marketing

Targeted exposure to our 3.16M+ YouTube subscribers, accredited investors, and family offices post-network broadcasts.

12. Accredited Investor & Retail Broker Events

Quarterly VIP networking events at Hudson Yards, NYC-open bar, high-value investor connections, and direct engagement.

13. Small Retail Broker Breakfasts & Lunches

Exclusive small-group meetings (2-6 participants) with retail brokers in NYC, plus Zoom introductions for broader outreach.

14. 100 Premium 30-Second TV Commercials- min per month- approx. 120 with bonuses A comprehensive media package that includes the production and broadcast of 100 professionally produced 30-second commercials across CNBC, FOX Business, and Bloomberg, with a strategic focus on the New York DMA—the #1 linear TV market in the United States. Ticker Symbol and QR on all commercials.

15. NewsOut

NewOut Channel PR amplifications on each release- www.youtube.com/@NewsOutChannel

16. Ongoing Support: Weekly strategy and deliverable progress calls.

Disclaimer and Disclosures: Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Consultant will not involve any promotion of Company’s securities. It shall be expressly understood that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner and Company is not obligated to accept any recommendations or close any transactions submitted by Consultant. Consultant shall at all times comply with all State and Federal Securities Laws, rules and regulations and shall not make any statements concerning the Company to any third parties without Company consent.

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APPENDIX “B”

Wiring Instructions:

FMW Media Works

455 10th Ave PH

New York, NY 10018

American Community Bank

100 Commack Road

Commack, NY 11725

ABA# 021413388

For Further Credit to:

FMW Media Works, LLC

Account# 0370002321

Please note: Our financial institution requires the inclusion of our business address for all wires.

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